Exhibit 32.2

CERTIFICATE OF CHIEF EXECUTIVE OFFICER UNDER SECTION 906 OF SARBANES- OXLEY ACT
OF 2002 (18 U.S.C. 1350)

I, Thomas A. Dolan, certify that:

1.   The Quarterly Report for the quarter ended December 31, 2003 on Form 10-QSB of QRS Music Technologies, Inc. (the “ Report”) fully complies with the requirements of Section 13(a) or 15 (d) of the Securities and Exchange Act of 1934.

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer in the Report.

Date: February 13, 2004

/s/ Thomas A. Dolan
Thomas A. Dolan
Chief Executive Officer